UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 22, 2020

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.375 per share	TNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2020, Tennant Company (“Tennant”) announced that Keith A. Woodward, the Chief Financial Officer of Tennant, is taking a short-term medical leave of absence. In connection with Mr. Woodward’s leave of absence, effective January 27, 2020, the Tennant Board of Directors appointed Andrew Cebulla, Tennant’s Vice President of Finance and Corporate Controller, to serve in the additional positions of interim Chief Financial Officer and interim principal accounting officer during this time.

Mr. Cebulla, age 48, has served as Vice President of Finance and Corporate Controller of Tennant since September 2017. Prior to joining Tennant, Mr. Cebulla served in a variety of accounting and finance leadership roles, including Treasurer and Director of Investor Relations, Corporate Controller, and most recently Vice President of Finance supporting the Test Vehicles and Structures business, of MTS Systems Corporation, a global supplier of test systems and industrial position sensors, since 2007. Mr. Cebulla has over 25 years of experience leading financial organizations.

A press release announcing Mr. Woodward’s short-term medical leave of absence is attached as Exhibit 99.

Item 9.01. Financial Statements and Exhibits.

(d)        Exhibits. The following exhibit is filed herewith:

99	News release announcing CFO’s temporary medical leave of absence.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: January 28, 2020	By:	/s/ Mary E. Talbott
Mary E. Talbott
Senior Vice President, General Counsel and Secretary